UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

1600 N.E. Loop 410, Suite 104, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2011, the Company completed 2 concurrent transactions with regard to its common stock. The first transaction was a private placement of 5,676,644 shares of its common stock at $0.60 per share, effected pursuant to the Securities Purchase Agreement described below, and the second transaction was a repurchase of 3,750,000 shares of common stock at $0.40 per share, pursuant to the Stock Repurchase Agreement described below. These transactions resulted in 1,926,644 net shares being issued for net proceeds to the Company in the amount of $1,905,990.

Securities Purchase Agreement

On March 31, 2011, the Company completed a Securities Purchase Agreement among certain accredited investors for the sale of 5,676,644 shares of the Company’s restricted common stock at a purchase price of $0.60 per share for an aggregate amount of $3,405,990. Each investor, as additional consideration to enter into this transaction, received a stock purchase warrant (each, a “Warrant”) to purchase 1 share of common stock at a price of $0.90 per share, for each 2 shares of common stock purchased. Each Warrant is exercisable until December 31, 2011.

The foregoing descriptions of the Securities Purchase Agreement and the Warrant are not complete and are subject to and qualified in its entirety by reference to the Form of Securities Purchase Agreement and Form of Warrant, copies of which is attached hereto as Exhibits 10.1 and 10.2, respectively, and the terms of which are incorporated herein by reference.

Stock Redemption Agreement

On March 31, 2011, Working Interest Group, LLC (“WIH”) and the Company entered into a Stock Redemption Agreement whereby WIH exercised its right to require the Company to repurchase 3,750,000 shares of common stock at a price of $0.40 per share. The foregoing description of the Stock Redemption Agreement is not complete and is subject to and qualified in its entirety by reference to the Stock Redemption Agreement, a copy of which is attached hereto as Exhibit 10.2 and the terms of which are incorporated herein by reference.

Press Release

On April 4, 2011, the Company issued a press release announcing the transactions described above. A copy of this press release is attached as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

The shares of common stock issued pursuant to the Securities Purchase Agreement were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D and Regulation S promulgated under the Act, based upon representations and warranties provided by the investors. The Company believes these transactions qualified for exemption from registration and prospectus delivery requirements because, among other things, the shares were issued directly by the Company, the transactions did not involve a public offering or general solicitation, each investor was an accredited investor and/or qualified institutional buyer, each investor had access to information about the Company and their investment that contained the relevant information needed to make their investment decision, each investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of securities.

The shares of common stock issued pursuant to the Securities Purchase Agreement and upon exercise of the warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

Item 8.01 Other Events

The Company has relocated its principal executive offices to 1600 N.E. Loop 410, Suite 104, San Antonio, Texas 78209, and can be reached by phone at (210) 451-5545.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Form of Securities Purchase Agreement among Enerjex Resources, Inc. and Investors effective as of March 31, 2011.

10.2	Form of Warrant

10.3	Stock Redemption Agreement among Enerjex Resources, Inc. and Working Interest Holding, LLC dated March 31, 2011.

99.1	Press Release dated April 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: April 4, 2011	By:	/s/ Robert G. Watson
Robert G. Watson, Chief Executive Officer and President